------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------


                                    C3, INC.
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                           3800 GATEWAY BOULEVARD, SUITE 311
         NORTH CAROLINA                    MORRISVILLE, NORTH CAROLINA 27560                   56-0308470
         --------------                    ---------------------------------                   ----------
(State or other jurisdiction of        (Address of principal executive offices)             (I.R.S. Employer
     incorporation or                                                                     Identification Number)
      organization)

                           1997 OMNIBUS STOCK PLAN OF
                                    C3, INC.
                             ----------------------
                            (Full title of the plan)

                                 Jeff N. Hunter
                             Chief Executive Officer
                                    C3, Inc.
                        3800 Gateway Boulevard, Suite 311
                        Morrisville, North Carolina 27560
                                 (919) 468-0399
                                 --------------
            (Name, address and telephone number, including area code,
                              of agent for service)

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                  TITLE OF                            PROPOSED        PROPOSED
                 SECURITIES        AMOUNT        MAXIMUM OFFERING     MAXIMUM           AMOUNT OF
                   TO BE            TO BE              PRICE         AGGREGATE        REGISTRATION
                 REGISTERED      REGISTERED        PER SHARE (1)    OFFERING PRICE(1)    FEE(1)
                 ----------      ----------        -------------    --------------       ------

              Common Stock,
              no par value     252,933 shares       $7.22-$9.19      $2,003,124         $528.82
------------

(1) Pursuant to Rule 457(c) and (h)(1), based on (i) the average of the high ($7.438) and low ($7.000) sales prices of the Registrant's common stock on December 16, 1999, as reported on the Nasdaq National Market (163,112 shares); and (ii) the average option price ($9.19) for shares available for issuance upon the exercise of outstanding options granted under the Registrant's 1997 Omnibus Stock Plan (89,821 shares).

                         ------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
-------  ----------------------------------------

         The following documents filed by C3, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1998, filed with the Commission on March 18, 1999 and June 1, 1999, respectively, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, filed with the Commission on May 17, 1999, August 16, 1999 and November 15, 1999, respectively.

                  (c) The Company's Current Report on Form 8-K filed with the Commission on March 11, 1999.

                  (d) The description of the Company's Common Stock, no par value, contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act with the Commission on November 7, 1997, including any amendment or report filed for the purpose of updating such description.

                  (e) The description of the Company's Rights Agreement that is contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 11, 1999.

                  (f) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-43613 on Form S-8 are hereby incorporated by reference to this Registration Statement on Form S-8.

ITEM 4.  DESCRIPTION OF SECURITIES.
-------  --------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
-------  ---------------------------------------

         The legality of the securities offered hereby has been passed upon by the firm of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company. Attorneys of the firm hold an aggregate of approximately 21,115 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
-------  ------------------------------------------

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense and it is determined as provided by statute that the director or officer meets a certain standard of conduct, but the corporation may not indemnify a director or officer if he is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him. A director or officer of a corporation who is a party to a proceeding may also apply to the courts for indemnification, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

         The Company's bylaws provide for the indemnification of any director or officer of the Company against liabilities and litigation expenses arising out of his status as such, excluding (i) any liabilities or litigation expenses relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interest of the Company and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy.

         The Company's articles of incorporation provide for the elimination of the personal liability of each director of the Company to the fullest extent permitted by law.

         The Company has obtained directors' and officers' liability insurance, under which directors and officers of the Company may be insured or indemnified against certain liabilities which they may incur in their capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
-------  ------------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
-------  ---------

         The following exhibits are filed as a part of this Registration
Statement:

         NUMBER      DESCRIPTION
         ------      -----------

         4.1 Amended and Restated Articles of Incorporation of C3, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (File No. 333-36809)).

         4.2 Articles of Amendment of C3, Inc. (incorporated by reference to Item 3.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 18, 1999).

         4.3 Amended and Restated Bylaws of C3, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (File No. 333-36809)).

         4.4 Shareholders' Rights Agreement of C3, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 18, 1999).

         5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

         23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5).

         23.2        Consent of Deloitte & Touche, LLP.

         24 Power of Attorney (included in the signature page to this Registration Statement).

         99          1997 Omnibus Stock Plan of C3, Inc., as amended.

ITEM 9.  UNDERTAKINGS.
-------  -------------

(a)      The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, C3, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Morrisville, State of North Carolina, on this 20th day of December, 1999.


                                    C3, INC.


                                     By:  /s/ Jeff N. Hunter
                                        --------------------
                                          Jeff N. Hunter
                                          Chairman and Chief Executive Officer
                                          (Principal Executive Officer)



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement hereby constitutes and appoints Jeff N. Hunter and Mark W. Hahn, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned, and in his name, place and stead, in any and all capacities to sign any and all amendments, including post-effective amendments, exhibits thereto and other documents in connection therewith, to this Registration Statement, to make such changes in the Registration Statement as such attorneys-in-fact deems appropriate, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 20, 1999.



           /s/ Jeff N. Hunter                     /s/ Richard G. Hartigan, Jr.
           ------------------                     ----------------------------
               Jeff N. Hunter                         Richard G. Hartigan, Jr.
    CHIEF EXECUTIVE OFFICER AND DIRECTOR                     DIRECTOR
       (PRINCIPAL EXECUTIVE OFFICER)


           /s/ Barbara Kotlikoff                      /s/ Kurt Nassau
           ---------------------                      ---------------
               Barbara Kotlikoff                         Kurt Nassau
                   DIRECTOR                                DIRECTOR


           /s/ Howard Rubin                        /s/ Frederick A. Russ
           ----------------                        ---------------------
               Howard Rubin                            Frederick A. Russ
                 DIRECTOR                                  DIRECTOR

                  /s/ Ollin B. Sykes                       /s/ Cecil D. Raynor
                  ------------------                       -------------------
                      Ollin B. Sykes                           Cecil D. Raynor
                         DIRECTOR                                 DIRECTOR


                  /s/ Mark W. Hahn
                  ----------------
                      Mark W. Hahn
                 CHIEF FINANCIAL OFFICER
       (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

                                  EXHIBIT INDEX
                                       TO
                      REGISTRATION STATEMENT ON FORM S-8 OF
                                    C3, INC.


         NUMBER      DESCRIPTION
         ------      -----------

         4.1 Amended and Restated Articles of Incorporation of C3, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (File No. 333-36809)).*

         4.2 Articles of Amendment of C3, Inc. (incorporated by reference to Item 3.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 18, 1999).*

         4.3 Amended and Restated Bylaws of C3, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (File No. 333-36809)).*


         4.4 Shareholders' Rights Agreement of C3, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 18, 1999).*

         5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

         23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5).

         23.2        Consent of Deloitte & Touche LLP.

         24 Power of Attorney (included in the signature page to this Registration Statement).

         99          1997 Omnibus Stock Plan of C3, Inc., as amended.

----------
* Incorporated by reference.